Exhibit 10.3

EXHIBIT 1

BASIC PROVISIONS

AND

LEASE REFERENCE DATA

Execution Date:	June 9, 2011

TENANT	SYNTA PHARMACEUTICALS CORP.
and Original Address:	(name)

a Delaware corporation
(description of business organization)

125 Hartwell Avenue, Lexington, MA 02421
(Principal place of business — original address)

LANDLORD
and Original Address:

125 Hartwell Trust, under Declaration of Trust dated February 20, 1980 and filed with the Middlesex South Registry District of the Land Court as Document No. 600788, as amended; Mailing Address - c/o Lexington Management Incorporated, 24 Hartwell Avenue, Lexington, MA 02421, Attention: President.

BUILDING:	The building in the Town of Lexington, Middlesex County, Massachusetts known as and numbered 125 Hartwell Avenue.

PROPERTY:	The Building and the land parcel on which it is located (including adjacent sidewalks).

COMMENCEMENT DATE:	See Section 5

TERM:	The period commencing on the Commencement Date and expiring on November 30, 2016, as the same may be extended as hereinafter provided.

PREMISES DESCRIPTION AND AREA:

The entire rentable area of the Building containing approximately 38,400 rentable square feet and substantially as shown on Exhibit 2, comprised of the following: (i) effective as of and from and after December 1, 2011, approximately 27,992 rentable square feet on the first and second floors of the Building currently demised by Tenant under the Existing Lease (as defined below) (the “Existing

Premises”), and (ii) effective as of and from and after the Commencement Date in respect of the Expansion Premises, approximately 10,408 rentable square feet on the first floor of the Building labeled on Exhibit 2 as the “Synta Expansion Space” (the “Expansion Premises”), which was previously demised by Landlord to IBS America, Inc. (“IBS”). For purposes hereof, the term “Premises” as used herein shall mean (a) the Expansion Premises for the period commencing on the Commencement Date in respect of the Expansion Premises and ending on November 30, 2011, and (b) both the Expansion Premises and the Existing Premises from and after December 1, 2011.

BUILDING RENTABLE AREA:	38,400 square feet.

BASIC RENT:	Commencement Date in respect of the Expansion Premises — November 30, 2011: $0.00

December 1, 2011 – November 30, 2014: $844,800.00 per year (i.e., $70,400.00 per month), which is based upon a Basic Rent rental rate of $22.00 per rentable square foot of the Premises

December 1, 2014 – November 30, 2016: $883,200.00 per year (i.e., $73,600.00 per month), which is based upon a Basic Rent rental rate of $23.00 per rentable square foot of the Premises

PERMITTED USES:

Office, research and development (including, without limitation, use of a vivarium); engineering, education and training of Tenant’s customers and employees; light assembly and manufacturing; processing, packaging, marketing, sales and all other uses or activities incidental or related thereto.

TENANT’S PROPORTIONATE SHARE:	For the period from the Commencement Date in respect of the Expansion Premises through November 30, 2011, 27.10%; and 100.00% thereafter

BUILDING EXPENSE BASE:	The amount of Building Expenses (as hereinafter defined) for calendar year 2011.

BROKER:	Richards Barry Joyce & Partners, LLC

LANDLORD’S AGENT:	Lexington Management Incorporated, 24 Hartwell Avenue, Lexington, MA 02421

LEASE

THIS INSTRUMENT IS A LEASE, dated as of the Execution Date stated in Exhibit 1, in which Landlord and Tenant are the parties named in said Exhibit, and which relates to space in the Building.  The parties to this instrument hereby agree with each other as follows:

1.                                       Reference Data.  All Exhibits attached to this Lease are hereby incorporated herein and made a part hereof.

2.                                      Lease of Premises.  Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises described in Exhibit 1 and shown on Exhibit 2.  Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces of each thereof, but the interior entry doors (and related interior glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner so as to minimize interference with Tenant’s use of the Premises) utility lines, pipes, equipment and the like, in, over, upon and through the Premises, provided that such items are located in the central core of the Building, above ceiling surfaces, below floor surfaces and within perimeter walls, no reduction in square footage of the Premises shall result, and Landlord shall provide Tenant with reasonable advance notice of the foregoing.  Tenant shall install and maintain, as Landlord may reasonably require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.  Tenant shall have as appurtenant to the Premises the exclusive use, subject to the exercise by Landlord of its rights and the performance by Landlord of its obligations hereunder, of the lobby, restrooms and hallways of the Building and the walks leading to and from the Building and the parking lot and loading dock serving the Building; provided, however, that such exclusive use shall not entitle Tenant to improve, alter, modify or otherwise change such lobby, restrooms, hallways, walks, parking lot, loading dock or any other portion of the Property (other than the Premises, and then only if the applicable provisions of this Lease are complied with) without Landlord’s prior written consent.  Notwithstanding the number of parking spaces that shall be made available to Tenant hereunder, Landlord hereby makes no representation or warranty that such spaces will be sufficient to satisfy Tenant’s parking requirements in connection with Tenant’s use of the Premises.  Tenant shall have no other appurtenant rights or easements.

3.                                       Basic Rent.  Tenant agrees to pay to Landlord, commencing on the Commencement Date in respect of the Expansion Premises without offset, abatement (except as provided in Sections 13 and 20), deduction or demand, the Basic Rent set forth in Exhibit 1.  Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each calendar month during the Term of this Lease, c/o Lexington Management Incorporated, 24 Hartwell Avenue, Lexington, MA 02421 or to such other address as Landlord shall from time to time designate by notice.  In the event that any installment of Basic Rent or Building Expense Escalation Charges is not paid within five (5) days after the same shall have become due, Tenant shall pay, in addition to any charges under Section 30, at Landlord’s request an administrative fee equal to 5% of the overdue payment.  Basic Rent for any partial month shall be prorated on a daily basis.

4.                                       Existing Lease.  Reference is hereby made to that certain Lease dated October 26, 1992, as amended (the “Existing Lease”) pursuant to which Landlord demises the Existing Premises to Tenant.  The parties hereby acknowledge and agree that the Existing Lease shall terminate and come to an end as of its currently scheduled expiration date of November 30, 2011 (the “Existing Lease Termination Date”), and until then (and notwithstanding anything to the contrary contained herein) the demise of the Existing Premises shall continue to be governed by the terms and provisions of the Existing Lease; provided, however, that the terms and provisions of this Lease (including, without limitation, Section 8 hereof) shall apply to any Tenant’s Work (as hereinafter defined) performed in the Existing Premises after the date hereof and prior to December 1, 2011.  Rent and other charges payable under the Existing Lease shall be apportioned as of the Existing Lease Termination Date.  As of and from and after December 1, 2011, the demise of the Existing Premises shall be governed by the terms and provisions of this Lease.  For the avoidance of doubt, it is understood and agreed that (i) only the Expansion Premises shall be demised under and pursuant to the terms and provisions of this Lease for the period commencing on the Commencement Date in respect of the Expansion Premises and ending on November 30, 2011, and (ii) as of and from and after December 1, 2011, the entire Premises shall be demised under and pursuant to the terms and provisions of this Lease.

5.                                       Commencement Date.  The Commencement Date of this Lease shall be (i) with respect to the Expansion Premises, the Execution Date set forth in Exhibit 1, and (ii) with respect to the Existing Premises, December 1, 2011.

6.                                       Condition of the Premises.

(a)                                  Tenant acknowledges and agrees that it has had an opportunity to inspect the Premises and the Building and that it is taking and leasing the Premises “as-is”, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant’s use or occupancy or to provide any allowance or contribution with respect thereto.  Tenant further acknowledges and agrees that Landlord has made no representation or warranty as to the condition of the Premises or the Building and that it is relying upon its own inspection of the Premises and the Building in entering into this Lease.  To the extent and insofar as there is any work required to prepare the Premises for Tenant’s occupancy (“Tenant’s Work”), the same shall be performed by Tenant at its sole cost and expense (subject to application of Landlord’s Contribution, as hereinafter defined) in accordance with plans and specifications therefor prepared by Tenant and approved by Landlord and otherwise in accordance with the terms and provisions of this Lease, including, without limitation, Section 8 hereof.

(b)                                 Notwithstanding the foregoing, provided that Tenant is not in default under this Lease and that there is no outstanding violation of law or lien affecting the Property by reason of Tenant’s Work, Landlord shall contribute up to $192,000.00 (i.e., $5.00 per square foot of rentable area of the Premises) (“Landlord’s Contribution”) towards the following costs (the “Costs”) incurred by Tenant to perform Tenant’s Work: costs of space planning, design, engineering, project management services and construction, and costs to install the Nitrogen Storage Tanks (as hereinafter defined).  Landlord shall pay Landlord’s Contribution within forty-five (45) days after receipt from Tenant of evidence of the completion of Tenant’s Work (including, without limitation, an architect’s certificate of completion), a certificate of occupancy and copies of paid bills and invoices (and related lien waivers and such other documentation as Landlord shall reasonably request) detailing all of the Costs of Tenant’s Work.  Notwithstanding anything to the contrary herein contained, (i) up to $7,500.00 of Landlord’s Contribution may be applied by Tenant towards its costs to acquire IBS’s cubicle system currently in the Expansion Premises, (ii) in no event shall Tenant be entitled to Landlord’s Contribution if Tenant’s requisition therefor is submitted after November 30, 2012, and (iii) in no event shall Tenant be entitled to any unused portion of Landlord’s Contribution.

7.                                       Use.  Tenant agrees that it shall use and occupy the Premises during the Term only for Permitted Uses expressly described in Exhibit 1 and for no other purposes.  Tenant shall, in its use of the Premises, comply with the requirements of all applicable federal, state and local laws, ordinances, regulations and codes, and shall obtain (and keep in full force and effect) all required licenses and permits therefor.  Tenant shall not permit any use of the Premises which will make voidable any insurance on the Property, or on the contents of the Property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers.  Tenant shall within ten (10) days after demand reimburse Landlord for all extra insurance premiums caused by Tenant’s use of the Premises other than for Permitted Uses.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant, at its expense, shall duly procure and thereafter maintain and comply with such license or permit and submit the same to inspection by Landlord.  To the extent necessary to obtain such license or permit, Landlord agrees to cooperate with Tenant at Tenant’s expense in procuring such license or permit.

8.                                       Installations and Alterations by Tenant.  Tenant shall make no alterations, additions or improvements (“Alterations”, which term shall include Tenant’s Work) in or to the Premises without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.  Without limiting the foregoing, Landlord hereby agrees that Tenant shall have the right to convert the area of the Premises containing cubicles into offices, subject to the terms and provisions of this Section 8 and the other applicable provisions of this Lease.  Tenant shall submit to Landlord plans and specifications of the proposed Alterations at the time of its request for Landlord’s consent, and upon completion of such Alterations shall promptly deliver to Landlord “as-built” plans and specifications thereof certified as being true and correct by Tenant’s architect or engineer.  All Alterations shall conform to the plans and specifications approved by Landlord, and any deviations to such plans or specifications shall first be approved by Landlord.  All contractors performing Alterations shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right to recommend that Tenant use contractors specified by Landlord to perform certain Alterations, but Tenant shall not be obligated to use such contractors (it being understood and agreed, however, that this proviso shall not be deemed to relieve Tenant of the obligation to obtain Landlord’s prior written approval of the contractors performing Alterations, as aforesaid).  Each such contractor(s) shall carry commercial general liability and property damage insurance, and such other insurance (including, without limitation, workmen’s compensation insurance covering the employees of all such contractor(s)), in such form, amounts and with such carriers as are reasonably acceptable to Landlord, and under which Landlord (and such other persons as Landlord may designate from time to time) are named as insureds.  Tenant shall pay to Landlord from time to time upon demand any and all costs and expenses incurred by Landlord in connection with the review and supervision of any Alterations (including, without limitation, the cost and expenses of Landlord’s architects and engineers).  Any such Alterations shall become part of the Premises and the property of Landlord, unless Landlord, at its election, requests Tenant to remove such Alterations at the expiration of the Term of this Lease, in which event Tenant shall remove the same and repair any damage caused by such removal.  Notwithstanding the foregoing to the contrary, (a) Landlord’s request to remove any Alterations at the expiration of this Lease must be made at the time Landlord consents to such Alterations if Tenant’s request for Landlord’s consent to such Alterations also contained a request for Landlord to make such election at that time, provided, however, that in no event shall Landlord request Tenant to remove, nor shall Tenant be required to remove, at the expiration of this Lease any internal walls or offices constructed by Tenant in the Expansion Premises as part of Tenant’s Work, and (b) unless otherwise agreed by Landlord and Tenant in writing, in no event shall articles of personal property, business fixtures, machinery, equipment or furniture owned or installed by Tenant become the property of Landlord (except that the Nitrogen Storage Tanks shall, if and to the extent provided in Section 40 below, remain in place and become the property of Landlord at the expiration of the Term of this Lease).  Tenant shall promptly remove or bond over any mechanic’s lien that may be filed against the Property based upon any such work in or to the Premises.  If Tenant shall make or cause to be made any Alterations to the Premises which shall result in an increase in the real estate taxes upon the Building, then Tenant shall pay the entire increase in such taxes attributable to such Alterations. Tenant shall cause all Alterations to be performed in a good and workmanlike manner and in compliance with all applicable laws.

9.                                       Assignment and Subletting.

(a)                                  Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting, in each case without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed if such assignee, subtenant or other occupant, in Landlord’s reasonable opinion, (i) is (and shall be) financially sound and of good reputation, (ii) shall use the Premises for the Permitted Uses or any biotechnology use acceptable to Landlord, (iii) is not already an occupant of the Building, and (iv) is not then in (and has not within the previous six (6) month period been in) negotiations with Landlord for or otherwise been shown space in the Building.

(b)                                 The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership, of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to (and Landlord’s consent shall not be required for) transactions (each, a “Permitted Transfer”)

with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) no default of Tenant then exists under this Lease, (ii) reasonable prior written notice thereof is given to Landlord, (iii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the date of this Lease, (iv) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (v) in the event of an assignment of this Lease, the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder arising on and after the date of such assignment, including, without limitation, the provisions of this Section 9.

(c)                                  If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such, assignment, subletting, occupancy (or Landlord’s consent to any of the foregoing), collection or modification of any provisions of this Lease agreed to between Landlord and any assignee, or the listing of any name other than that of Tenant on the door of the Premises or on the exterior Building wall(s) or elsewhere, shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder.  No assignment or subletting hereunder nor Landlord’s consent thereto shall relieve Tenant from its obligations under this Lease and Tenant shall remain fully and primarily liable therefor.  No assignment, subletting or occupancy shall affect Permitted Uses.  Tenant hereby agrees to reimburse Landlord for the reasonable amount of any legal and other out-of-pocket expenses incurred by Landlord in connection with any request by Tenant for Landlord’s consent required under this Section 9, whether or not such consent is granted, or in connection with any transfer or assignment permitted by paragraph (b) above.  Without limiting any of the foregoing provisions of this Section 9, Landlord shall in all events, other than a Permitted Transfer, have the right to (i) terminate this Lease in its entirety in the event of any proposed assignment by Tenant of its interest in this Lease or any proposed subletting of the entire Premises for the remainder of the Term of this Lease, or (ii) terminate this Lease as to the proposed sublet space in the event of any proposed sublease of less than the entire Premises for the remainder of the Term of this Lease.  In the event that Landlord shall exercise its right pursuant to the preceding sentence, Landlord and Tenant shall enter into an amendment to this Lease, in commercially reasonable form prepared by and acceptable to Landlord, implementing clause (i) or (ii) above, as applicable.

(d)                                 In the event that Tenant assigns or transfers this Lease or subleases all or any part of the Premises, Tenant shall pay to Landlord (as additional rent) thirty-three percent (33%) of the Profits (as herein defined), if any, earned by Tenant in connection with such assignment, transfer or sublease, as and when received by Tenant.  For purposes hereof, “Profits” shall mean the excess, if any, of (i) the rent and additional rent (including, without limitation, payments on account of escalation) and other consideration received by Tenant on account of or in connection with the assignment, transfer or subletting in question over (ii) the rent and additional rent (including, without limitation, payments on account of escalation) payable by Tenant under this Lease in respect of the Premises or portion thereof in question (calculated on a square foot basis in the case of less than all of the Premises).  Profits shall be calculated on a gross basis as aforesaid, without regard to the costs and expenses incurred by Tenant in connection with the assignment, transfer or subletting in question or in connection with entering into this Lease or preparing the Premises for occupancy by Tenant or by any assignee or sublessee.

10.                                 Repairs and Maintenance by Landlord.  Landlord shall maintain, make all repairs to and when necessary replace the following items, in each case so that they are at all times in good working and efficient order and condition throughout the Term: (i) the roof and gutters of the Building, including the two (2) existing fifty (50) ton McQuay roof-top units that service the Premises other than Tenant’s laboratory areas (the “Main RTUs”), but specifically excluding any roof-top equipment serving the laboratory and/or other portions of the Premises installed prior to, on or after the date hereof by or on behalf of Tenant, which installation on or after the date hereof shall be subject to Landlord’s prior written consent and to the other provisions of Section 8 above; (ii) all bathrooms and bathroom exhaust fans in the Building; (iii) the footings, foundations and structural support elements and exterior cladding (including glazing) of the Building, except to the extent that Tenant’s roof-top or other equipment or Alterations requires additional structural support, in which event Tenant shall be responsible for same, including, without limitation, the costs thereof; (iv) the exterior windows of the Building (and framing thereto); (v) the heating, ventilation and air conditioning (“HVAC”), electrical and plumbing systems and related utility lines serving the Building, the Premises and the Property (specifically excluding any special or supplemental HVAC or other system and any related utility lines (including, without limitation, any system that is associated with the Nitrogen Storage Tanks and/or any of Tenant’s generators) installed prior to, on or after the date hereof by or on behalf of Tenant, which installation on or after the date hereof shall be subject to Landlord’s prior written consent and to the other provisions of Section 8 above); and (vi) the parking lot serving the Building and the lighting serving the same.  Landlord’s obligations under this Section 10 shall be subject to the provisions of Section 20.  Notwithstanding the foregoing, Landlord shall not be obligated to make repairs which Landlord has undertaken to make under this Lease unless Tenant has given notice to Landlord or Landlord otherwise has actual knowledge of the need to make such repairs.

11.                                 Repairs and Maintenance by Tenant.  Tenant shall keep and maintain all items excluded from Landlord’s maintenance and repair obligations under clauses (i), (iii) and (v) of Section 10 above and all portions of the Premises that are not Landlord’s obligation to maintain under Section 10 above (including, without limitation, the interior surface of the walls, ceilings and floors of the Premises, the internal wiring and plumbing (other than sanitary plumbing) for Tenant’s laboratory space and any Alterations installed in the Premises by or on behalf of Tenant) in a broom clean and orderly condition, free of accumulation of dirt, rubbish and other debris and otherwise in the same or better condition and repair as existed on the Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted.  Without limiting the foregoing, Tenant shall, at its expense, contract with a reputable contractor approved in advance by Landlord to perform annual spring inspections throughout the Term of all roof-top equipment serving the laboratory and/or other portions of the Premises installed prior to, on or after the date hereof by or on behalf of Tenant.  Notwithstanding the provisions of Sections 10 and 20, but subject to the provisions of Section 15, Tenant shall be responsible up to the amount of Landlord’s commercially reasonable deductible (not to exceed $25,000.00) for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

12.                                 Services, Utilities, Supplies and Facilities.

(a)                                  In addition to the repair and maintenance by Landlord as stated in Section 10 hereof, Landlord shall furnish the following services, utilities, supplies and facilities:

(i)                                     Access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to such security system (if any) as Tenant may install therein with Landlord’s prior written approval.

(ii)                                  HVAC for the comfortable use and occupancy of the Premises on Mondays through Fridays (except legal holidays) from 8:30 a.m. to 5:30 p.m., and at such additional times as may be requested by Tenant from time to time upon at least forty-eight (48) hours advance notice to Landlord.  Landlord’s cost of supplying such additional service shall by paid be Tenant upon receipt of invoices therefor from Landlord.

(iii)                               Wash all exterior windows on the inside and outside surfaces no less than two (2) times per year.

(iv)                              Hot and cold running water as supplied by the city or town or other supplier.  If the Tenant uses water for anything other than ordinary lavatory and drinking purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.  In such event, Tenant shall pay the cost of the meter and the cost of the installation thereof and shall keep such meter and installation equipment in good working order and repair.  Tenant agrees to pay for the water consumed, as shown on said meter, together with the sewer charges based on such meter charges, as and when bills are rendered, and in default of making such payment, Landlord may pay such charges and collect the same from Tenant as an additional charge.

(v)                                 Electricity for the areas of the Building that are not part of the Premises and all walkway and parking area lighting.

(vi)                              Provision, installation, and replacement of all necessary light bulbs, tubes, lighting fixtures, and ballasts.

(vii)                           Keep all lawns and landscaped areas of the Property watered, fertilized and trimmed and shall provide for removal of snow and ice from, and sanding of, the sidewalks, parking lots, access driveways and walkways as necessitated by weather conditions and shall provide for parking lot lighting.  Landlord shall also provide for the removal of trash and other debris from the parking lot serving the Building.

(b)                                 Tenant shall arrange and pay for (i) any and all utility services (including, without limitation, electricity, gas, internet and telephone) necessary for Tenant’s use of the Premises, other than any utility services required to be provided by Landlord pursuant to Section 12(a) above, (ii) cleaning and janitorial services to all areas of the Building (including, without limitation, those services described on Exhibit 4), using a cleaning contractor(s) reasonably acceptable to Landlord, it being understood and agreed that Landlord shall have no obligation to provide any cleaning or janitorial services to the Premises or any other portion of the Building or to the parking lot serving the Building, and (iii) any security that it wishes to provide for the Premises or the Building so long as Landlord is provided access to such security, it being understood and agreed that Landlord shall have no obligation to provide any such security and may remove the existing card access system owned by Landlord serving the Building (Landlord hereby acknowledging and agreeing that the card access system currently used by Tenant is owned by Tenant and not by Landlord).  Without limiting the foregoing, Tenant shall contract directly with the electric utility provider to furnish electricity to the Premises, and the consumption of such electricity shall be measured by a separate meter which Tenant shall install and maintain in good order and repair.  Tenant shall pay all charges as reflected on such meter directly to the utility supplier.

13.                                 Interruption or Curtailment of Building Services.

(a)                                  Landlord shall have the right to interrupt, curtail, stop or suspend the operation of the Building’s plumbing and electrical systems and any other Building services or utilities in the case of emergency or accident, or for the purpose of making any repairs, alterations, or improvements to the Building or Premises, or in the case of force majeure or other event beyond Landlord’s reasonable control.  There shall be no diminution or abatement of rent or other charges hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, by reason of, and Landlord shall have no responsibility or liability for, any such interruption, etc., except that Landlord shall exercise reasonable diligence to eliminate the cause of same.

(b)                                 Notwithstanding anything to the contrary in this Lease contained, if, due to Landlord’s failure to perform any repair or provide any service required to be performed or provided by Landlord under Section 10 or 12(a) of this Lease, the Premises or any portion thereof becomes untenantable for the Premises Untenantability Cure Period, as hereinafter defined (for purposes of this Section 13, the term “untenantable” shall mean that the continued operation in the ordinary course of Tenant’s business in the Premises has been materially adversely affected), then, provided that such untenantability and Landlord’s inability to cure such condition are not caused by the fault or neglect of Tenant or Tenant’s agents, employees, contractors or invitees, Basic Rent and Building Expense Escalation Charges shall be abated in proportion to such untenantability commencing on the day following the expiration of the Premises Untenantability Cure Period and continuing until the day such condition is corrected.  For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided, however, that the Premises Untenantability Cure Period shall be twenty-one (21) consecutive days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises if either the condition was caused by force majeure or other event beyond Landlord’s reasonable control (other than the fault or neglect of Tenant or Tenant’s agents, employees, contractors or invitees) or Landlord is unable to cure such condition as the result of force majeure or other event beyond Landlord’s reasonable control (other than the fault or neglect of Tenant or Tenant’s agents, employees, contractors or invitees).

(c)                                  Notwithstanding anything to the contrary in this Lease contained, if, due to Landlord’s failure to perform any repair or provide any service required to be performed or provided by Landlord under Section 10 or 12(a) of this Lease, the Premises or any material portion thereof becomes untenantable, and if (i) such untenantability continues for thirty (30) consecutive days (or forty-five (45) consecutive days if such failure was caused by force majeure or other event beyond Landlord’s reasonable control (other than the fault or neglect of Tenant or Tenant’s agents, employees, contractors or invitees)) after Landlord’s receipt of written notice of such condition from Tenant, and (ii) such untenantability and Landlord’s inability to cure such condition are not caused by the fault or neglect of Tenant or Tenant’s agents, employees, contractors or invitees, then Tenant shall have the right to terminate this Lease exercisable by giving Landlord a written termination notice.  Upon the giving of such notice, this Lease shall terminate as of the date which is thirty (30) days after Landlord’s receipt thereof, unless Landlord shall have cured such condition on or before such thirtieth (30th) day.

(d)                                 The provisions of Sections 13(b) and (c) above shall not apply in the event of untenantability caused by fire or other casualty or taking (see Section 20).

14.                                 Building Expenses.

(a)                                  Definitions.  For the purposes of this Section 14, the following terms shall have the following respective meanings:

(i)                                     Year:  Each calendar year in which any part of the Term of this Lease shall fall.

(ii)                                  Operating Costs:  The aggregate of all costs and expenses incurred by Landlord with respect to the administration, repair, maintenance, replacement, alteration, improvement, operation, management, cleaning and servicing of the Building and Property, including, without limitation, the following: Any and all costs and expenses incurred by Landlord for administrative and management services (including, without limitation, reasonable management fees not to exceed five percent (5%) of gross revenues from the Property for the period in question), sewer use and water charges, performance of Landlord’s obligations under Sections 10 and 12(a), insurance, payroll and benefits of maintenance and management staff, pest control services, the cost of capital replacements, and the cost of new (i.e., as opposed to replacement) capital improvements which are intended in good faith or reasonably designed to achieve a reasonably corresponding deduction in energy or other operating costs or which are required by any law not in effect on the date of this Lease (provided, however, that the cost of all capital expenditures, both for replacements and new improvements, shall be amortized over their useful life in accordance with generally accepted accounting principles, together with market interest on the unamortized balance, and only the annual amortized portion of such capital expenditures (to the extent of actual savings in Operating Costs in the case of new (i.e., as opposed to replacement) capital improvements which are intended in good faith or reasonably designed to achieve a reasonably corresponding deduction in energy or other operating costs) shall be included in Operating Costs for each Year); but there shall be excluded from Operating Costs (A) Taxes (i.e., “Taxes” as hereinafter defined in subclause (iii) of this Section 14(a) as well as income, estate, franchise, succession, inheritance, use, occupancy, gross receipts, rental, capital gains or profit taxes shall not be included in the definition of “Operating Costs” but shall be accounted for separately pursuant to the definition of “Taxes”); (B) special services rendered to other tenants; (C) costs incurred in connection with Landlord’s preparation, negotiation and/or enforcement of leases; (D) financing and refinancing costs, and interest, points, fees, amortization, principal and other costs payable, in respect of any mortgage or other financing or debt placed upon the Property; (E) interest or penalties for any late payments by Landlord; (F) compensation paid to any Building employee to the extent the same is not fairly allocable to the work or service provided by such employee to the Property and salaries, expenses, fringe benefits and other compensation for executives above the level of building manager; (G) leasing and brokerage fees and commissions, advertising and promotional expenses, tenant improvement costs, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building; (H) depreciation and capital expenditures (except as set forth above); (I) costs to acquire artwork or sculptures; (J) expenses for which Landlord is reimbursed by warranty, insurance, any tenant (other than through the operating cost escalation provisions of leases with tenants) or any third party (Landlord hereby agreeing to use commercially reasonable efforts to seek to obtain such reimbursement if Landlord determines, acting in good faith, that reasonable grounds exist therefor); (K) ground rent, if Landlord’s interest in the Property is derived from a ground lease; (L) costs associated with the removal of hazardous materials or substances from the Property not placed there by Tenant or its agents, employees or contractors (other than those customarily handled and disposed of incident to the normal or routine operation, maintenance or repair of the Property, such as cleaning materials); (M) the cost of correcting defects (latent or otherwise) in the construction of the Building, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for purposes hereof; (N) costs resulting from the gross negligence or willful misconduct of Landlord or its agents or employees (provided, however, that if Landlord or its agents or employees acted with negligence [but not with gross negligence or willful misconduct] and such negligent act resulted in Landlord having incurred costs in addition to the costs that would have been incurred if Landlord had not acted with negligence, then such additional costs shall also be excluded from Operating Costs); (O) costs related to the sale of the Property; (P) general corporate overhead and costs directly and solely related to the maintenance and operation of the entity that constitutes Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; and (Q) any cost or expense representing sums paid to an entity related to Landlord in excess of competitive charges which would be paid in the absence of such relationship.  Notwithstanding anything to the contrary herein contained, if, during any portion of Year 2011 or any succeeding Year, less than the entire rentable area of the Building is occupied, then those Operating Costs for such Year which vary with occupancy shall be reasonably extrapolated by Landlord to reflect what such Operating Costs would have been if the entire rentable area of the Building had been occupied for the entire Year.

(iii)                               Taxes:  The real estate taxes and other taxes, levies and assessments imposed upon the Building and the Property and upon any personal property of Landlord used in the operation thereof; betterment assessments apportioned over the longest payment period permitted by law (including interest thereon); charges, fees and assessments for police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities having jurisdiction.  As of the Execution Date, Taxes shall not include any income, estate, franchise, succession, inheritance, use, occupancy, gross receipts, rental, capital gains or profit tax, provided, however, that any tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or in addition to (in whole or in part) any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Building and the Property were the only real estate owned by Landlord.  Taxes shall also include reasonable expenses of tax abatement or other proceedings contesting assessments or levies.  Although Taxes in Massachusetts are payable on the basis of a July 1 - June 30 fiscal/tax year, for the purposes of this Section 14, Taxes shall be computed on a calendar year basis, based upon the sum of one-half (1/2) the Taxes payable in respect of one fiscal/tax year, plus one-half (1/2) the Taxes payable in respect of the next fiscal/tax year.  (For example, Taxes for 2011 would be 1/2 the Taxes in respect of the 2011 fiscal/tax year, plus 1/2 the Taxes in respect of the 2012 fiscal/tax year.)

(iv)                              Building Expenses:  The sum of Operating Costs plus Taxes.

(v)                                 Building Expense Base:  The amount set forth on Exhibit 1.

(vi)                              Building Expense Escalation Charges:  Charges payable by Tenant under Section 14(b) below.

(vii)                           Tenant’s Proportionate Share:  The fraction or percentage set forth on Exhibit 1, being the rentable area of the Premises divided by the Building Rentable Area.

(b)                                     Tenant’s Payments.

(i)                                     If in any Year Building Expenses shall exceed the Building Expense Base, Tenant shall pay to Landlord, as additional rent, a Building Expense Escalation Charge in an amount equal to the product of (i) such excess Building Expenses multiplied by (ii) Tenant’s Proportionate Share, such amount to be apportioned for any Year in which the Commencement Date occurs or the Term of this Lease ends.

(ii)                                  Estimated payments by Tenant on account of amounts due hereunder shall be made monthly in advance on the first day of each month during the Term.  The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Year a sum equal to Tenant’s required payments, as reasonably estimated by Landlord from time to time during each Year, on account of Building Expense Escalation Charges for such Year.  Such estimate shall be based on the actual Building Expenses for the prior year.  Landlord shall have the right from time to time during the course of the Year to adjust the amount of Tenant’s estimated payments based upon most recent data with respect to Building Expenses then available (e.g. Landlord’s receipt of a new Tax bill).  After the end of each Year, Landlord shall submit to Tenant a reasonably detailed accounting of Building Expenses for such Year, and Landlord shall certify to the accuracy thereof.  If estimated payments previously made for such Year by Tenant exceed Tenant’s required payment on account thereof for such Year, according to such statement, Landlord shall either promptly refund such overpayment or credit such overpayment against Tenant’s future obligations on account of Building Expense Escalation Charges; but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) previously made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after receipt of an invoice from Landlord.  Landlord shall have the same rights and remedies for nonpayment by Tenant of any payments due on account of Building Expense Escalation Charges as Landlord has hereunder for the failure of Tenant to pay Basic Rent.  Landlord’s and Tenant’s obligations with respect to adjusting Building Expense Escalation Charges for the Year in which the Term of this Lease ends shall survive the expiration or sooner termination of this Lease.  In no event shall Tenant be entitled to receive a refund or credit if in any Year Building Expenses are less than the Building Expense Base.

15.                                 Waiver of Subrogation.  Landlord and Tenant shall each cause all policies of fire, extended coverage, and other physical damage insurance covering the Premises, the Building, and any property therein to contain a clause or endorsement denying the insurer any rights of subrogation against the other party.  Notwithstanding any provisions of this Lease to the contrary, Landlord and Tenant respectively waive all claims and rights to recover against the other for injury or loss due to hazards covered by insurance containing said clause or endorsement carried (or required hereunder to be carried) by each such party.

16.                                 Tenant’s Indemnity.

(a)                                  Subject to Section 15, Tenant agrees to defend, indemnify and save harmless Landlord, Landlord’s Agent (identified on Exhibit 1) and any mortgagee or ground lessor of which Tenant is given notice from and against all loss, liability, damage, costs, expenses and claims of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, in or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors; or (ii) from any accident, injury or damage to persons or property occurring outside of the Premises but in or about the Building or on the Property, to the extent such accident, damage or injury results from the negligence or willful misconduct of Tenant or Tenant’s agents, employees, invitees or contractors.

(b)                                 Subject to Section 15 hereof, Landlord agrees to defend, indemnify and save harmless Tenant from and against all loss, liability, damage, costs, expenses and claims of whatever nature arising from any accident, injury or damage to persons or property occurring in or about the Property, to the extent such accident, damage or injury results from the negligence or willful misconduct of Landlord or its agents, employees, invitees or contractors.

(c)                                  The provisions of this Section 16 shall survive the expiration or sooner termination of the Term of this Lease.

17.                                 Public Liability Insurance.

(a)                                  Tenant agrees to maintain throughout the Term of this Lease a policy of commercial general public liability and property damage insurance in such form, amounts and with carriers reasonably acceptable to Landlord, and under which Landlord and Landlord’s Agent (and such other persons as Landlord may designate by notice to Tenant from time to time) and Tenant are named as insureds.  Each such policy shall be noncancelable and non-amendable with respect to Landlord, Landlord’s Agent and Landlord’s said designees without thirty (30) days’ prior notice to Landlord, Landlord’s Agent and its designees; and a duplicate original or certificate thereof shall be delivered to Landlord, Landlord’s Agent and its designees.

(b)                                 Landlord shall maintain at all times during the Term of this Lease reasonable amounts of liability insurance covering the Building and the Property.  Landlord’s liability insurance is currently $1,000,000 per occurrence.

18.                                 Tenant’s Risk.  Tenant agrees to use and occupy the Premises at Tenant’s own risk.  Tenant shall maintain insurance in respect of its personal property, business fixtures and leasehold improvements in an amount equal to 100% of the replacement cost thereof, and Landlord shall have no responsibility or liability for any loss of or damage to any of the same, except to the extent, but subject to Section 15 hereof, arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors or breach of this Lease by Landlord (provided that Landlord shall bear such responsibility only for ordinary office property, as hereinafter defined), or for any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is permitted by this Lease, or required by law, to make in or to any portion of the Premises or other sections of the Building or Property.  For purposes hereof, “ordinary office property” shall mean such property as is customarily found in office facilities comparable to Tenant’s Premises in the greater Boston area and shall exclude property of a rare or exotic nature, money, securities, works of art and the like.  Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or Property.

19.                                 Landlord’s Access Rights.  Landlord shall have the right to enter the Premises at all reasonable hours after reasonable prior notice to Tenant (except in an emergency or for normal maintenance or cleaning operations) for the purpose of inspecting or making repairs to the same, and to show the Premises to prospective or existing mortgagees, purchasers or, during the last twelve (12) months of the Term of this Lease, tenants of any part of the Property.

20.                                 Fire, Eminent Domain, Etc.

(a)                                  If the Premises shall incur minor damage by reason of fire or other casualty or by reason of a taking by eminent domain, Landlord will restore the Premises or (in the case of a taking) what may remain thereof (excluding any alterations and improvements installed in the Premises by or at the expense of Tenant) to substantially their condition prior to the fire or other casualty or taking for Tenant’s use and occupancy as speedily as possible to the extent of the available insurance proceeds or condemnation award, as the case may be, and subject to zoning laws and building codes then in existence.  If in Landlord’s bona fide business judgment the damage or taking is not minor (meaning that Landlord in its bona fide business judgment determines that the Premises or (in the case of a taking) what may remain thereof cannot be restored to the condition required by the preceding sentence within two hundred seventy (270) days after the occurrence of the damage or taking), or the insurance proceeds or condemnation award is inadequate to perform the required restoration work, Landlord shall have the right to terminate this Lease by giving written notice to Tenant within sixty (60) days after the occurrence of such damage or taking.  If the Premises are rendered untenantable by the damage or taking (for purposes of this Section 20, the term “untenantable” shall mean that the continued operation in the ordinary course of Tenant’s business in the Premises has been materially adversely affected by such damage or taking), Tenant shall not be liable to pay Basic Rent or Building Expense Escalation Charges (or a proportionate part thereof, as appropriate) if and to the extent and for as long as the Premises remain untenantable.  If and to the extent the Premises are tenantable, Tenant must continue to pay Basic Rent and Building Expense Escalation Charges.  Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such fire, casualty or taking.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any eminent domain proceedings a claim for the value of any of Tenant’s personal property, business fixtures, machinery, equipment and furniture owned or installed by Tenant, and moving expenses, provided that such award shall not reduce the amount of Landlord’s own proceeds awarded by the taking authority.  Landlord shall maintain a policy of property insurance covering the Building against perils insured under a policy of so-called all risk insurance to provide for 100% replacement of damaged portions of the Building in the event of fire or other casualty and, upon Tenant’s request, shall provide Tenant with evidence that such insurance is in effect, which evidence may be in the form of a certificate of insurance.  Landlord’s insurance shall not cover Tenant’s property, furniture, furnishings or equipment, rare or exotic items Tenant keeps in the Premises or alterations and improvements installed by or at the expense of Tenant.

(b)                                 If the Premises are damaged by fire or other casualty (other than as a result of Tenant’s gross negligence or willful misconduct) or taking to such an extent so as to render the Premises untenantable, Landlord shall notify Tenant (the “Damage Notice”) in writing within sixty (60) days of the occurrence of the damage as to whether the repair of such damage is reasonably likely to be substantially completed by Landlord within two hundred seventy (270) days after the occurrence of such damage (Landlord hereby agreeing to submit to Tenant with the Damage Notice an estimate of an architect, engineer or contractor as to the length of time necessary to substantially complete the repair of such damage, such estimated repair period being hereinafter referred to as the “Estimated Repair Period”).  If the damage to the Premises or any portion thereof shall materially adversely interfere with the conduct of Tenant’s business in the Premises in the ordinary course as reasonably determined by Tenant, and the Estimated Repair Period is in excess of two hundred seventy (270) days after the occurrence of such damage, then Tenant may, by written notice to Landlord within fifteen (15) days after the giving of the Damage Notice to Tenant, terminate this Lease as of the date of occurrence of such damage.  If the Estimated Repair Period is less than two hundred seventy (270) days after the occurrence of such damage, Tenant shall not have the right to terminate this Lease on account of such damage except as otherwise provided in Section 20(c) below and Landlord shall use commercially reasonable and diligent efforts to restore such damage within the Estimated Repair Period.

(c)                                  If Tenant shall not terminate this Lease pursuant to Section 20(b) above, and if the Premises are damaged by fire or other casualty (other than as a result of Tenant’s gross negligence or willful misconduct) or taking to such an extent so as to render the Premises untenantable, and if Landlord shall fail to substantially complete the repairs necessary to put the Premises or, in the case of a taking, what may remain thereof into the condition required by the first sentence of Section 20(a) above within the greater of the Estimated Repair Period or two hundred seventy (270) days after the date of such fire or other casualty or taking (the greater of such time periods, the “Restoration Period”) for any reason other than the fault or neglect of Tenant or its agents, employees or contractors, Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)                                     Said notice shall be given after the Restoration Period.

(ii)                                  Said notice shall set forth an effective date of termination which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)                               If said repairs are substantially complete on or before the effective termination date set forth in said notice (which date shall be extended by the length of any delays caused by Tenant or Tenant’s agents, employees or contractors), said notice shall have no further force and effect.

(iv)                              If said repairs are not substantially complete on or before the effective termination date set forth in said notice (which date shall be extended by the length of any delays caused by Tenant or Tenant’s agents, employees or contractors), this Lease shall terminate as of said effective date.

21.                                Tenant’s Default.

(a)                                  Tenant shall be in default under this Lease in the event that Tenant (i) shall fail to make any payment of money (including, without limitation, Basic Rent and Building Expense Escalation Charges) when it is due hereunder and such failure shall continue for ten (10) days after notice from Landlord to Tenant, or (ii) shall fail or neglect to perform or observe any other covenant or obligation under this Lease and Tenant shall fail to remedy the same within thirty (30) days after notice from Landlord to Tenant specifying such failure or neglect, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such 30 day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity, or (iii) shall commence reorganization, bankruptcy or insolvency proceedings or, in case any such proceedings are brought against Tenant, if the same are not dismissed within sixty (60) days or if any assignment shall be made of Tenant’s property for the benefit of creditors.  Notwithstanding the foregoing, in the event of a failure or neglect of the type described in clause (ii) above which creates an emergency situation in the Premises, Tenant shall use commercially reasonable efforts to cure such failure or neglect as soon as reasonably practicable under the circumstances, but in no event shall Tenant be deemed in default under this Lease pursuant to said clause (ii) unless and until the expiration of the cure periods provided therein.  If Tenant shall be in default under this Lease, Landlord shall have all rights and remedies as are available at law or in equity.  Such remedies shall include, without limitation, the right to evict Tenant, take exclusive possession of the Premises, continue to collect Basic Rent, Building Expense Escalation Charges and other charges, terminate this Lease by notice, entry or otherwise, obtain a judgment for all damages that might flow from a breach or termination of this Lease, re-let the Premises or any part thereof and make any repairs or alterations to the Premises.  Tenant shall pay Landlord’s costs of enforcing this Lease after a default by Tenant beyond the expiration of applicable cure periods hereunder, including, without limitation, reasonable attorneys’ fees and costs.

(b)                                 Upon the termination of this Lease under the provisions of this Section 21, Tenant shall pay to Landlord the Basic Rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding default hereunder and, in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i)                                     the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under clause (ii) below), (A) the aggregate of the Basic Rent and other charges projected over the period commencing with such termination and ending on the expiration date of the Term, exceeds (B) the aggregate projected rental value of the Premises for such period; or

(ii)                                  amounts equal to the Basic Rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of the Term, provided, however, if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (A) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, and (B) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this clause (ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit.  If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(c)                                  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

(d)                                 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

(e)                                  Notwithstanding anything to the contrary herein contained, in no event shall any of the officers, trustees, directors, partners, beneficiaries, stockholders or other principals or representatives (and the like) of Tenant, disclosed or undisclosed, ever be personally liable for any judgment or other liability or for the payment of any monetary obligation to Landlord.  In no event shall Tenant ever be liable to Landlord for any lost profits or indirect or consequential damages suffered by Landlord from whatever cause; provided, however, that the provisions of this sentence shall not be deemed to limit Landlord’s damages recoverable from Tenant under this Section 21 or Tenant’s liability under Section 31 hereof.

22.                                 Landlord’s Default.  Landlord shall be in default under this Lease in the event that Landlord shall have failed to perform any of its obligations hereunder and Landlord shall fail to remedy the same within thirty (30) days after receipt of notice of such failure from Tenant, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall have failed to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity.  Notwithstanding the foregoing, in the event such failure creates an emergency situation in the Premises or a condition in the Premises that materially adversely affects the continued operation in the ordinary course of Tenant’s business in the Premises, Landlord shall use commercially reasonable efforts to cure such failure as soon as reasonably practicable under the circumstances, but in no event shall Landlord be deemed in default under this Lease unless and until the expiration of the cure periods provided in the preceding sentence.  In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set-off any claim or damages against rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.  Landlord shall pay Tenant’s costs of enforcing this Lease after a default by Landlord beyond the expiration of applicable cure periods hereunder, including, without limitation, reasonable attorneys’ fees and costs.

23.                                Landlord’s Liability.

(a)                                 Notwithstanding anything to the contrary herein contained, Tenant specifically agrees to look solely to Landlord’s then interest in the Property at the time owned for recovery of any judgment from Landlord; it being specifically agreed that in no event shall Landlord (original or successor), or any of the officers, trustees, directors, partners, beneficiaries, stockholders or other principals or representatives (and the like), disclosed or undisclosed, thereof ever be personally liable for any such judgment or other liability or for the payment of any monetary obligation to Tenant.  In no event shall Landlord (original or successor) or any such officers, etc., as aforesaid, ever be liable to Tenant for any lost profits or indirect or consequential damages suffered by Tenant from whatever cause.

(b)                                 With respect to any services or utilities to be furnished by Landlord to Tenant or any other obligations to be performed by Landlord under this Lease, Landlord shall in no event be liable for failure to furnish or perform the same when prevented from doing so by reason of force majeure, or for any cause beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s agents, employees or contractors or any person claiming by, through or under Tenant, but the foregoing shall not affect Tenant’s abatement and termination rights set forth in Sections 13 and 20 hereof.

(c)                                  In the event of any transfer of Landlord’s interest in the Property, the party making such transfer shall be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder arising from and after the date of such transfer, provided that the transferee has assumed the obligation to perform and observe all such covenants and obligations, Tenant agreeing to look solely to the holder of the Landlord’s interest in this Lease from time to time, subject to the limitations set forth in paragraph (a) above.

24.                                 Rules and Regulations.  Tenant shall abide by rules and regulations from time to established by Landlord, provided such rules and regulations are reasonable, non-discriminatory, applied uniformly to and made for the benefit of all other tenants, cause no material cost or expenditure for Tenant, and do not deprive Tenant of any of the material benefits and rights provided for by this Lease.  Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.  The current rules and regulations are attached to this Lease as Exhibit 5.  In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

25.                                 Notices.  Whenever, by the terms of this Lease, notices, requests, consents and approvals shall or may be given either to Landlord or to Tenant, they shall be in writing and shall be delivered in hand or sent by nationally recognized overnight courier service or by express, registered or certified mail, postage prepaid:

If intended for Landlord, addressed to Landlord at Landlord’s Original Address as stated in Exhibit 1 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) ), with a simultaneous copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110, Attention: Robert J. Mack, Esq.

If intended for Tenant, addressed to Tenant at Tenant’s Original Address as stated in Exhibit 1 (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective (i) when hand-delivered, (ii) if sent by overnight courier, one (1) business day after being delivered to said overnight courier, or (iii) if mailed, two (2) business days after being deposited in the United States Mail within the Continental United States or upon receipt if sooner.

26.                                Headings.  The Section and paragraph headings throughout this Lease are for convenience and reference only, and shall not be used to construe this Lease.

27.                                 Rights of Mortgagee or Ground Lessor.  Tenant acknowledges and agrees that this Lease shall be subject and subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect.  If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant.  Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder (or successor) may reasonably request.  Notwithstanding anything to the contrary in this Section 27 contained, if any future mortgagee or ground lessor shall elect to make this Lease subject and subordinate to its mortgage or ground lease as aforesaid, then the herein provided subordination and attornment shall be effective only if such mortgagee or ground lessor, as the case may be, agrees, by a written instrument in the customary form of such mortgagee or ground lessor with such commercially reasonable changes thereto as Tenant and such mortgagee or ground lessor may agree to (a “Non-Disturbance Agreement”), that, as long as Tenant shall not be in terminable default of the obligation on its part to be kept and performed under the terms of this Lease, this Lease will be recognized and Tenant’s possession hereunder will not be disturbed by any default under, or termination and/or foreclosure of, such mortgage or ground lease, as the case may be.  In addition, Landlord shall use commercially reasonable efforts to provide a Non-Disturbance Agreement to Tenant from the holder of the existing mortgage on the Property.

28.                                 Estoppel Certificate.  Either party shall at any time and from time to time within ten (10) days of the other party’s request execute and deliver an estoppel certificate affirming this Lease, indicating whether there are any defaults hereunder, and addressing such other matters as the requesting party, its lender(s) or prospective purchaser(s) or investors may reasonably require.

29.                                 Recording.  Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable under and otherwise complying with applicable law and reasonably satisfactory to the parties hereto and their respective counsel.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

30.                                 Remedying Defaults.

(a)                                  Landlord shall have the right, but not the obligation, to pay such sums or take such action as may be necessary or appropriate by reason of a default by Tenant in the performance of any of the provisions of this Lease if the default remains uncured after the expiration of applicable notice and cure periods hereunder (except that no such notice or cure periods shall be required in an emergency), and in such event, Tenant agrees to reimburse Landlord within ten (10) days after demand for all reasonable costs and expenses so incurred by Landlord, together with interest thereon at a rate equal to 12% per annum, as an additional charge.  Any payment of Basic Rent, Building Expense Escalation Charges or other sums payable hereunder not paid within five (5) days after the same shall have become due shall bear interest at the rate as aforesaid from the date thereof and shall be payable within ten (10) days after demand by Landlord, as an additional charge.

(b)                                 If (i) Landlord shall fail to make any repair or perform any service required to be made or performed by Landlord under Section 10 or 12(a) of this Lease, and such failure if not corrected is reasonably likely to materially adversely affect the continued operation in the ordinary course of Tenant’s business in the Premises, and (ii) either (x) Tenant shall be unable to contact Landlord within a reasonable period of time after the onset of such situation (which “reasonable period of time” shall be dictated by the type of situation which has occurred), or (y) Landlord shall fail to remedy the situation within a reasonable period of time (as defined above) after being contacted by Tenant or Tenant is otherwise instructed by Landlord to make the repair or provide the service itself, then Tenant may, but shall not be obligated to, perform such repair or provide such service on Landlord’s behalf.  If Tenant exercises such right, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in making such repair or providing such service, and any sum so reimbursed by Landlord to Tenant may be included in Operating Costs to the extent the cost of the repair or service would have been included in Operating Costs if the repair or service were performed or provided by Landlord itself.

31.                                 Holding Over.  Any holding over by Tenant after the expiration or sooner termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1.5) times the sum of (i) Basic Rent then in effect plus (ii) Building Expense Escalation Charges and all other charges herein provided for (prorated on a daily basis).  Tenant shall also pay to Landlord all damages, direct and/or indirect (including, without limitation, the loss of a tenant and of rental income), sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

32.                                 Surrender of Premises.

(a)                                  Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in the same or better order, condition and repair as on the Commencement Date, together with (i) all of the equipment and other personal property owned by Landlord and described on Exhibit 6 (collectively, “Landlord’s Property”), (ii) any and all alterations, additions and improvements in the Premises as of the date hereof (except for Tenant’s secured document storage system in the Existing Premises which Tenant shall remove upon the expiration or earlier termination of the Term of this Lease and repair any damage to the Premises or the Building caused by such installation or removal), and (iii) except as hereinafter provided, all Alterations to the Premises, and otherwise in the same condition as Tenant is required to maintain the Premises under Section 11 above, excepting only reasonable wear and tear and damage by fire or other casualty.  Tenant shall remove all of Tenant’s personal property, business fixtures, machinery, equipment and furniture (except that the Nitrogen Storage Tanks shall, if and to the extent provided in Section 40 below, remain in place and become the property of Landlord at the expiration of the Term of this Lease) and, if and to the extent specified by Landlord in accordance with Section 8 above (but not otherwise), all Alterations made by Tenant; and Tenant shall repair any damages to the Premises or the Building caused by such installation or removal (it being understood and agreed that Tenant shall only be required to use reasonable efforts to paint or match existing finishes when patching holes).

(b)                                 Without limiting the foregoing, to the extent that chemical, biological or radioactive substances have been used in the Premises or any equipment, fixtures or property therein (including, but not limited to, Landlord’s Property), then the Premises and/or such equipment, fixtures or property, as applicable, shall be decommissioned by Tenant in accordance with all applicable laws, rules and regulations and with the standards set forth in Exhibit 7 (the “Decommissioning Standards”) upon surrender of the Premises to Landlord.

33.                                 Hazardous Material.  Tenant shall not use, release, generate, transport, handle, store or dispose of any oil, hazardous or toxic materials, hazardous or toxic wastes or biological, medical, pharmaceutical or radioactive wastes or materials as regulated in, under or pursuant to any applicable laws, rules or regulations relating to the environment or the protection of human health (collectively, “hazardous materials”) in or about the Property, except those materials which are customarily used in the ordinary course of Tenant’s business and then only in compliance with all applicable laws, rules and regulations, and industry standards and manufacturers’ specifications and recommendations therefor.  If the transportation, storage, handling, release, generation, use or disposal of any hazardous materials anywhere on the Property in connection with the Tenant’s use of the Premises results in (x) contamination or claim of contamination of soil, surface or ground water, air or building materials or (y) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

Tenant agrees (i) to notify Landlord as soon as practicable upon Tenant’s obtaining knowledge of such contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord (not to be unreasonably withheld or delayed), to clean up the contamination in compliance with all applicable statutes, regulations, rules and standards and, unless otherwise approved by Landlord in writing (which approval may be granted or withheld in Landlord’s sole discretion), without implementation of any activity and use limitation or other environmental deed restriction, and (iii) to indemnify, defend and hold Landlord and its agents harmless from and against any claims, obligations, suits, causes of action, costs and fees, including reasonable attorneys’ fees, arising from or connected with any such contamination, claim of contamination, loss or damage.  This provision shall survive the expiration or termination of this Lease.  No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

Tenant shall notify Landlord as soon as practicable upon Tenant’s receipt of any inquiry, notice or threat to give notice by any governmental authority or any other third party with respect to any hazardous materials in or about the Property.  If any governmental agency shall ever require testing to ascertain whether or not there has been any release or that there exists the threat of any release of hazardous materials as a result of the act or omission of Tenant (or anyone claiming by, through or under Tenant), its (or their) agents, employees or contractors, then the reasonable costs thereof shall be paid by Tenant.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s reasonable request (which request shall only be made for a legitimate business purpose, including, without limitation, if Landlord has a reasonable belief that hazardous materials have contaminated or caused damage to the Premises) concerning Tenant’s best knowledge and belief regarding the presence of hazardous materials on the Premises.

34.                                 Brokerage.  The parties warrant and represent that neither has dealt with any broker in connection with the consummation of this Lease other than the Broker(s) listed in Exhibit 1.  Each party (“Indemnitor”) shall defend, indemnify and hold harmless the other party for the Indemnitor’s breach of the foregoing warranty and representation.

35.                                 Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

36.                                 Covenant of Quiet Enjoyment.  Tenant, subject to the terms and provisions of this Lease and to the mortgages and/or ground leases to which this Lease is subject and subordinate as hereinabove set forth, on payment of the Basic Rent and all other sums payable hereunder, and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any person lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

37.                                 Signage.

(a)                                  No signage shall be installed by Tenant without Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, Tenant may continue to keep and maintain Tenant’s signage that exists on the Property as of the Commencement Date.  For so long as Tenant continues to maintain such signage, Tenant shall, at its expense, maintain such signage in good order and condition (Tenant hereby assuming all risk and liability with respect thereto) and remove such signage no later than the expiration or sooner termination of the Term of this Lease.

(b)                                 Landlord shall, at its expense, use commercially reasonable efforts to obtaining the necessary governmental permits and approvals to, and, upon receipt thereof shall, modify the existing monument sign at the entrance to the Property to indicate that Tenant is the sole tenant of the Building.  Any additional changes to such signage shall be at Tenant’s cost and expense.

38.                                 Tenant’s Option to Extend the Term of Lease.

(a)                                  On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under this Lease beyond the expiration of applicable cure periods hereunder and that Synta Pharmaceuticals Corp. itself is occupying at least fifty percent (50%) of the Premises then demised to Tenant both as of the time of option exercise and as of the commencement of the hereinafter described additional terms, Tenant shall have the option to extend the Term of this Lease for two (2) consecutive additional five (5) year terms, the first such additional term commencing as of the day following the expiration date of the initial Term of this Lease, and the second such additional term commencing as of the day following the expiration date of the first such additional term.  Tenant may exercise each such option to extend by giving Landlord written notice on or before the date nine (9) months prior to the expiration date of the then current Term of this Lease.  Upon the timely giving of such notice, the Term of this Lease shall be deemed extended for the additional term in question upon all of the terms and conditions of this Lease in effect immediately preceding the commencement of such additional term, except that (i) the Basic Rent payable during each such additional term shall be as hereinafter set forth, (ii) the Building Expense Base during the first such additional term shall be the Building Expenses for calendar year 2016 and the Building Expense Base during the second such additional term shall be the Building Expenses for calendar year 2021, and (iii) Landlord shall have no obligation to reconstruct or renovate the Premises for Tenant’s occupancy during such additional term or to provide any allowance or contribution with respect thereto.  If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term of this Lease, time being of the essence of this Section 38(a).

(b)                                 The Basic Rent payable during each such additional term shall be based upon ninety-five percent (95%) of the Fair Market Rental Value, as defined in Section 39(a) below, as of the commencement of such additional term, of the Premises then demised to Tenant; provided, however, that in no event shall the sum of the Basic Rent and Building Expense Escalation Charges to be payable for any year during such additional term be less than the sum of Basic Rent and Building Expense Escalation Charges which were payable for the twelve (12) month period immediately preceding the commencement of such additional term.

(c)                                  Tenant shall have no further option to extend the Term of this Lease other than the two (2) additional five (5) year terms herein provided.

(d)                                 Notwithstanding the fact that upon Tenant’s exercise of the herein option(s) to extend the Term of this Lease such extension(s) shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the applicable additional term after Tenant exercises the option in question and the Basic Rent payable in respect of such additional term has been determined.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under Section 38(a), unless otherwise specifically provided in such lease amendment.

39.                                                                                                                                      Definition of Fair Market Rental Value.  For the purposes of this Lease:

(a)                                  “Fair Market Rental Value” shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Basic Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments, for leases and agreements to lease then currently being negotiated or executed for comparable space located in commercial buildings aged and equipped comparably with the Building located within a two (2) mile radius of the Building.  In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, condition and location of premises, lease term, condition of building, tenant incentives and inducements, amenities and services provided by the landlord, and the applicable Building Expense Base for the additional term set forth above.

(b)                                 After Landlord’s receipt of Tenant’s notice to extend (if Tenant shall timely exercise such right), Landlord shall designate Fair Market Rental Value and Landlord shall furnish data in support of such designation.  If Tenant, acting in good faith, disagrees with Landlord’s designation of such Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, to submit such Fair Market Rental Value to arbitration.  If Tenant fails to timely exercise such right, Tenant shall be deemed to have accepted Landlord’s designation of Fair Market Rental Value for the additional term in question.  If Tenant timely exercises such right, Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.  The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenant shall each notify the other of its chosen arbitrator within fifteen (15) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to select an impartial third arbitrator, to determine Fair Market Rental Value as herein defined.  Each arbitrator shall be an experienced real estate broker dealing with like types of properties.  Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof.  Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally.  The decision of the arbitrators shall be final and binding on the parties and judgment thereon may be entered in the Superior court having jurisdiction over the Premises; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed.  If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Basic Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

40.                                 Nitrogen Storage.  Tenant shall have the right to purchase and install, at its sole cost and expense, two (2) 1,500 liter nitrogen storage tanks (the “Nitrogen Storage Tanks”) on a concrete pad outside of the Building substantially in the location shown on Exhibit 3, which concrete pad shall be constructed by Tenant.  The size, design, screening and installation of or for the Nitrogen Storage Tanks and the concrete pad shall be subject to Landlord’s prior written approval.  In addition, the work required to install the Nitrogen Storage Tanks and the concrete pad shall be performed by Tenant in accordance with plans and specifications therefor (including plans and specifications detailing the method of connection of the Nitrogen Storage Tanks to the Premises) prepared by Tenant and approved by Landlord and otherwise in accordance with the terms and provisions of this Lease (including, without limitation, Section 8 hereof).  Without limiting the foregoing, Tenant shall provide to Landlord (i) an engineering report verifying that the Nitrogen Storage Tanks (including the installation thereof and emissions therefrom) complies and will comply with all applicable legal requirements, (ii) copies of any licenses and permits for the use of such Nitrogen Storage Tanks, and (iii) specifications for the Nitrogen Storage Tanks themselves.  Tenant hereby assumes all risk associated with the use of the Nitrogen Storage Tanks and the concrete pad and Tenant shall, at its sole cost and expense, maintain and repair such Nitrogen Storage Tanks and concrete pad in good order and condition throughout the Term of this Lease, reasonable wear and tear and damage by fire or other casualty excepted.  Tenant shall not be obligated to remove the Nitrogen Storage Tanks or concrete pad at the end of the Term of this Lease unless the Nitrogen Storage Tanks are not owned by Tenant on an unencumbered basis at the end of the Term, in which event Tenant shall remove the Nitrogen Storage Tanks and concrete pad at the end of the Term and restore the portion of the Property where the Nitrogen Storage Tanks and concrete pad were located to the condition it was in prior to the installation thereof, reasonable wear and tear excepted.  Tenant acknowledges and agrees that Landlord has made no representation or warranty as to the condition of the Property and that it is accepting the applicable portion thereof in “as-is” condition.  Tenant’s indemnification and insurance obligations set forth in this Lease (as well as the provisions of Section 33 above) shall also apply to the use and operation of the Nitrogen Storage Tanks and the portion of the Property where it is located.

41.                                 Miscellaneous.  This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Lease.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty to the other shall be construed as a consent or waiver to or of any other breach of the same or any other agreement or duty.  If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.  This Lease contains all of the agreements of the parties with respect to the subject matter thereof, supersedes all prior dealings between the parties with respect such subject matter and may be amended only by instruments in writing executed by the parties hereto.  This Lease may be signed in any number of counterparts, all of which together shall constitute one instrument; and may be signed by faxed copies, which shall be deemed to be originals.

42.                                 Parties’ Authority.  Each of Tenant and Landlord hereby represents and warrants to the other that (i) it has the full right, power and authority to enter into this Lease upon the terms and conditions herein set forth, (ii) each of the persons signing this Lease on its behalf has the requisite authority to bind it by his/her signature, and (iii) the Lease, upon the full execution and delivery thereof, shall constitute its legal and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Tenant hereby further represents and warrants to Landlord that it is duly and validly organized and existing and in good standing in the State of Delaware and qualified to do business in the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the Execution Date stated in Exhibit 1.

LANDLORD:	TENANT:

SYNTA PHARMACEUTICALS CORP.

/s/ Steven Colangelo	By:	/s/ Keith Ehrlich
Steven Colangelo, as Trustee of		Name: Keith Ehrlich
125 Hartwell Trust and not		Title: CFO
individually		Hereunto Duly Authorized

EXHIBIT 2

PLANS SHOWING LOCATION OF PREMISES

EXHIBIT 3

PLAN SHOWING LOCATION OF EXTERIOR PAD

FOR NITROGEN STORAGE TANKS

EXHIBIT 4

CLEANING SECIFICATIONS

A.                                    OFFICE AREAS:

Daily (Monday through Friday, inclusive, holiday excepted):

1.                                  Empty and clean all waste receptacles and ash trays and remove waste material from the premises; wash receptacles as necessary.

2.                                  Sweep and dust mop all uncarpeted areas using a dust treated mop.

3.                                  Vacuum all rugs and carpeted areas.

4.                                  Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, chair rails, convector tops, door ledges, base boards, and grill work, within normal reach.

5.                                  Wash clean all water fountains and adjacent floor areas.

6.                                  Upon completion of cleaning, all lights will be turned off and all doors locked, leaving the premises in an orderly condition.

Weekly:

1.                                  Brush and hand dust all carpet edges or other areas non-accessible to vacuum attachments.

2.                                  Remove all finger marks from private door entrances, light switches and doorways.

3.                                  Dust all ventilating, air conditioning, louvers and grills.

Every Month or When Needed:

1.                                  All resilient tile floors to be washed or cleaned with dry system cleaner.

Quarterly:

1.                                  Dusting of accessible surfaces not reached by daily cleaning.

2.                                  Move and vacuum clean underneath all furniture that can reasonably be moved.

3.                                  Clean inside of all windows as needed.  Clean outside of all windows weather permitting.

B.                                          LAVATORIES:

Daily (Monday through Friday, inclusive, holiday excepted):

1.                                       Sweep and wash floors.

2.                                       Wash and polish all mirrors, powder shelves, bright work, flushometers, piping and toilet seat hinges.

3.                                       Wash both sides of all toilet seats.

4.                                       Wash all basins, bowls and urinals.

5.                                       Dust all partitions, tile walls, dispensers and receptacles.

6.                                       Dust and clean all powder room fixtures.

7.                                       Empty and clean paper towel and sanitary disposal receptacles.

8.                                       Remove waste paper and refuse from the premises.

9.                                       Refill tissue holders, soap dispensers, towel dispenser, sanitary dispensers, materials to be furnished by Landlord.

Monthly:

1.                                       Machine scrub lavatory floors.

2.                                       Wash all partitions and tile walls in lavatories.

EXHIBIT 5

RULES AND REGULATIONS

Tenant shall comply with the following Rules and Regulations and with such other reasonable Rules and Regulations as Landlord may promulgate for the Building and the Property:

(1)                                  The sidewalks, entrances, driveways, stairways and halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the leased premises and for delivery of merchandise and equipment in a prompt and efficient manner using loading docks and passageways designated for such delivery by Landlord.  There shall not be used in any space, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

(2)                                  The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose agents, employees or visitors, shall have caused it.

(3)                                  No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the leased premises any dirt or other substances out of the doors or windows or stairways of the Building and no tenant shall use, keep or permit to be used or kept any foul or noxious gas or substance in its leased premises or permit or suffer its leased premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building.

(4)                                  No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

(5)                                  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the leased premises or the Building or on the inside of the leased premises if the same is visible from the outside of the leased premises without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant(s) violating this rule.

(6)                                  No tenant shall mark, paint, drill into, or in any way deface any part of the leased premises or the Building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the leased premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

(7)                                  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof.  Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and electrical rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

(8)                                  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the leased premises only on loading dock(s) in the rear of the leased premises.

(9)                                  Canvassing, soliciting and peddling in the Building and the Property is prohibited and each tenant shall cooperate to prevent the same.

(10)                            Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices and research and development, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

(11)                            No tenant shall bring or permit to be brought or kept in or on the leased premises, any inflammable, combustible or explosive fluid, material, chemical or substance, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed, or cause or permit any odors, of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the leased premises.

EXHIBIT 6

LIST OF LANDLORD’S PROPERTY

12) Laboratory 217 — (5) Fume Hoods, (1) six foot BioSafety Cabinet, (1) Scottsman Ice Machine, (2) Cold Rooms, (1) Warm Room, and over 300’ linear feet of epoxy top Laboratory Benches with integral desks.  Lab and desk chairs included.

13) Wash 219 — (1) American Sterilizer Autoclave, and (1) Better Built Glassware Washer.

16) Equipment 233 — Fluid Solutions Reverse Osmosis DeIonization Pure Water System, Electro Steam Generator for Autoclave.

17) Electric 232 — Kohler Standby Generator Transfer Switch connected to a Kohler 80 kW, Natural Gas Fired Generator.

18) IT 231 — Telephone System including integrated Voicemail System.

31) Lunch 251 — (5) rectangular dining tables, (2) round dining tables, (32) dining chairs, refrigerator, dishwasher, (2) microwaves, 16 linear feet of cabinet space and 8 feet of upper cabinet space.

32) Lab 254 — 90 linear feet of bench space, (1) 4’ Fume Hood

33) Lab 252 — 30 linear feet of bench space, (1) 4’ Baker BioSafety Cabinet.

34) Lab 256 — 60 linear feet of bench space, (1) 4’ Fume Hood.

36) Facility Wide — Safety Equipment such as (20) Fire Extinguisher, Fire Blankets, Safety Showers and Eye Wash Stations.  Standby power outlets distributed throughout major laboratory areas, connections for equipment alarms connected to central station monitoring, and perimeter alarm system independent of card access system also covered by central station monitoring.

The above items are based upon the architectural floor plan numbering scheme attached hereto.

FLOOR PLAN

EXHIBIT 7

DECOMMISSIONING STANDARDS

Standards for Decommissioning of Space at 125 Hartwell Avenue

Section 1 - Purpose

The purpose of decommissioning of space is to make safe the decommissioned space and to provide assurances of proper cleaning and decontamination of said space for the next occupant. The purpose of setting forth actions taken with respect to decontamination of space is to document the actions taken and to allow the owner or the next occupant to make their own judgment with respect to the sufficiency of such actions.

Section 2 - Activities & Schedule

The following are the specific actions to be taken with respect to the decommissioning of said space.

Chemicals - (Removal & Disposal)

•                                          All hazardous or toxic chemicals are to be removed from the space before the expiration or earlier termination of the Lease or other mutually agreed deadline except for any cleaning materials under the control of the landlord’s or tenant’s cleaning contractor.

•                                          The decommissioner shall hire a licensed contractor to pack, remove, and transport to a new location all usable chemicals.  Process and/or results are to be documented.

•                                          The decommissioner shall hire a licensed contractor to pack, remove, and transport for proper disposal all unusable chemicals.  Process and/or results are to be documented.

•                                          The decommissioner shall hire a licensed contractor to remove and dispose properly all limestone chips in the Wastewater Neutralization Tank.  The contractor will clean the tank and replace with fresh limestone.  Process and/or results are to be documented.

Biological Materials - (Removal & Disposal)

•                                          All biological materials will be removed from the space before the expiration or earlier termination of the Lease or other mutually agreed deadline.

•                                          The decommissioner shall hire a licensed contractor to pack, remove, and transport to a new location all usable biological materials.  Process and/or results are to be documented.

•                                          The decommissioner shall hire a licensed contractor to pack, remove, and transport for proper disposal all unusable biological materials.  Process and/or results are to be documented.

•                                          Decontamination of Storage Equipment and Work Surfaces detailed below.

Radioactive Materials - Disposition

•                                          The decommissioner shall hire a licensed contractor to perform wipe tests and provide count results to the extent required by applicable law.

•                                          Wipe tests will be performed prior to the expiration or earlier termination of the Lease or other mutually agreed deadline.  Process and/or results are to be documented.

Equipment -

•                                          All Equipment listed on Exhibit 6 will be decontaminated prior to the expiration or earlier termination of the Lease or other mutually agreed deadline.

•                                          Chemical Fume Hoods will be steam cleaned using an organic peroxide vapor on the outside and inside of the cabinet by a licensed contractor.  Note:  Steam cleaning will be performed to all exposed surfaces. No ductwork or elements above the suspended ceiling will be treated.  Each Fume Hood will have attached a decontamination sheet signed by the contractor.  Process and/or results are to be documented.

•                                          Biological Safety Cabinets will be decontaminated by a licensed contractor using paraformaldehyde gas and post-treatment cleaning.  No ductwork or elements above the suspended ceiling will be treated. Process and/or results are to be documented.

•                                          Warm and Cold Room Interiors and Door Fronts will be steam cleaned using an organic peroxide vapor.  Process and/or results are to be documented.

General Laboratory Space

•                                          The decommissioner shall hire a licensed contractor to wipe down all Laboratory Floors and Countertops with a 10% bleach solution or equivalent.  Process and/or results are to be documented.

•                                          All Laboratory space to be wiped down prior to the expiration or earlier termination of the Lease or other mutually agreed deadline.